Exhibit 99.1

Contact: Mark J. grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636
News Release

Banner Corporation Announces Results of Annual Meeting,
Shareholders Approve All Proposals and Confirm All Nominated Directors to Board;
New Directors Join the Board

Walla Walla, WA – April 25, 2018 – Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today announced that shareholders approved all proposals and elected or re-elected all director nominees at its 2018 Annual Meeting held April 24, 2018 in Walla Walla, Washington.
Nominees elected to the Boards of Directors of Banner Corporation and Banner Bank for the first time included Kevin F. Riordan and Terry Schwakopf.  Kevin F. Riordan retired as a Banking & Capital Markets audit and client service Partner of PricewaterhouseCoopers LLP (PwC), a global professional services firm, in June 2014, having served in that capacity since 2000.  Prior to joining PwC in 1994, Mr. Riordan served various banking and securities trading companies as both an independent auditor and senior financial/accounting executive.  During his career at PwC, Mr. Riordan gained significant experience working with the boards and audit committees of publicly-traded banking and lending institutions while managing major client relationships across multiple markets.  In those roles, Mr. Riordan developed expertise in complex accounting, auditing and financial reporting matters including financial instrument valuations, hedge accounting, securitization transactions, risk assessment and internal controls.  Mr. Riordan has been a Certified Public Accountant since 1983.  His qualification as an audit committee financial expert was the primary reason for his nomination to the Board.
Terry Schwakopf currently serves as an Independent Senior Advisor to the banking practice of Deloitte & Touche, LLP, which provides governance, regulatory and risk strategies advisory services to clients in the banking industry.   Prior to joining Deloitte in 2007, Ms. Schwakopf was Executive Vice President of the Federal Reserve Bank of San Francisco with overall responsibility for banking supervision. In that capacity she oversaw the supervision of state member banks and bank and financial holding companies in the nine western states that comprise the San Francisco District.  During her 23-year career with the Federal Reserve, she had a number of other responsibilities, including oversight of community affairs, public information, the corporate secretary's function and communications.  Before joining the Federal Reserve, she held positions in both the commercial banking and savings and loan industries and worked as a consultant to community banks.  Ms. Schwakopf is a member of the advisory board of Blockchain Capital, a venture capital fund.  She was on the board of United Way of the Bay Area and is actively involved in a number of international organizations and civic groups.  Ms. Schwakopf previously served on the boards of directors of Bridge Bank and Bridge Capital Holdings, Nara Bank and Nara Bancorporation, and Rabobank, NA.   She was a member of the accreditation cadre for the Conference of State Bank Supervisors and a board advisor for Solar Mosaic, a crowdfunding site for solar energy financing.
"We are pleased to welcome Mr. Riordan and Ms. Schwakopf to our Boards of Directors," stated Mark J. Grescovich, President and CEO of Banner Corporation and Banner Bank, "and especially look forward to the valuable insight they bring with regard to their financial, audit and enterprise risk management experience.  I also want to thank Michael M. Smith who is retiring from the Board of Directors.  Mike's contributions as a Board member and commitment to Banner Corporation and Banner Bank during his fifteen years of service have been greatly appreciated."

BANR – Press Release
April 25, 2018

About the Company
Banner Corporation is a $10.32 billion bank holding company operating two commercial banks in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are "forward-looking statements." These statements relate to the Company's financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our risk factors contained in Banner Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.  Such forward-looking statements speak only as of the date of this release. Banner Corporation expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Ccompany's expectations of results or any change in events.